SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)    May 27, 2004

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois  60045

(Address Of Principal Executive Offices, including Zip Code)

(224) 212-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 9.  Regulation FD Disclosure

The registrant intends to discuss the following materials with certain shareholders, potential investors and analysts.

                On May 27, 2004 Hospira filed with the Securities and Exchange Commission (“SEC”) its Quarterly Report on Form 10-Q (the “10-Q”) for the first quarter ended March 31, 2004.  You are encouraged to read this filing in conjunction with the information statement included as an exhibit to Hospira’s registration statement on Form 10, which the SEC declared effective on April 13, 2004.

                As a reminder, the period covered by the 10-Q was prior to Hospira’s spin-off from Abbott and the information contained in the 10-Q, like that in the Form 10, represents the compilation of results for the carved out portion of Abbott’s U.S. and International business segments that now comprise Hospira.  The financial statements included within the 10-Q (both historical and pro forma) do not include any of the costs of being an independent, public company or any of the one-time transition costs Hospira has incurred subsequent to the spin-off.

The results for the 2004 first quarter were in line with our expectations, and therefore Hospira re-affirms the 2004 guidance that was provided in the Current Report on Form 8-K which was filed on April 19, 2004.

Limitation of Incorporation by Reference

                In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: May 27, 2004	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Secretary